AMENDED AND RESTATED BYLAWS
OF
INLAND REAL ESTATE CORPORATION

EFFECTIVE NOVEMBER 8, 2007

ARTICLE I
OFFICES AND FISCAL YEAR

SECTION 1.

REGISTERED OFFICE/AGENT.  Inland Real Estate Corporation (the “Company”) shall continuously maintain in the State of Maryland, the Company’s state of incorporation, a registered office and a registered agent whose office is identical with such registered office.  The address of the Company’s registered office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202.  The name of the Company’s registered agent at such address is The Corporation Trust Incorporated.  The Company reserves the power to change its registered agent and registered office at any time.

SECTION 2.

OTHER OFFICES.  The Company may have additional offices, including its principal executive offices, within or without the State of Maryland at such places as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business of the Company may require.

SECTION 3.

FISCAL AND TAXABLE YEARS.  The fiscal and taxable years of the Company shall begin on January 1 and end on December 31.

ARTICLE II
STOCKHOLDERS

SECTION 1.

ANNUAL MEETING.  An annual meeting of the stockholders of the Company (“Stockholders”) shall be held not less than 30 days after delivery of the annual report, but within six months after the end of each fiscal year as determined by the Board, for the purpose of electing directors of the Company (“Directors”) and for the transaction of such other business as may properly come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2.

SPECIAL MEETINGS.  Special meetings of the Stockholders may be called by the chairman of the Board, chief executive officer, president, a majority of the Directors or a majority of the Independent Directors (as defined in Section 2 of Article III of these Bylaws).  Special meetings of stockholders shall also be called by the secretary of the Company upon written request (which request shall state the purpose of the meeting and the matters to be acted upon) of Stockholders holding in the aggregate not less than 10% of the outstanding shares of the capital stock of the Company (“Shares”) entitled to vote at such meeting.  Upon receipt of such a written request, the secretary of the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting; and upon payment of these costs to the Company, the secretary shall notify each Stockholder entitled to notice of the meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of such meeting.  Unless requested by the Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months.

SECTION 3.

PLACE OF MEETINGS.  Each meeting of the Stockholders for the election of Directors shall be held at the principal executive offices of the Company unless the Board shall by resolution designate another place for such meeting.  Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Maryland, and at such time as shall be determined pursuant to Section 2 of this Article II, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 4.

NOTICE OF MEETINGS.  Except as provided in the third sentence of Section 2 of this Article II, not less than ten (10) nor more than ninety (90) days before an annual or special meeting of Stockholders, the secretary shall give to each Stockholder entitled to vote at such meeting and each other Stockholder entitled to notice of the meeting, a written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Such notice may be given by mail by presenting it to a Stockholder personally or by leaving it at such Stockholder’s residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Company.  No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

SECTION 5.

WAIVER OF NOTICE.  Anything herein to the contrary notwithstanding, with respect to any meeting of Stockholders, any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Stockholder attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.

QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS.  Subject to any other provision of these Bylaws, the Articles of Incorporation of the Company (as supplemented, amended or restated from time to time, the “Amended Articles”) and the Maryland General Corporation Law (“Maryland Law”) as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business and may, without the necessity for concurrence by the Board, vote to elect the Directors.  The vote of the holders of a majority of the Shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, shall be binding on all Stockholders, unless the vote of a greater number or voting by classes is required by Maryland Law or the Amended Articles or these Bylaws.  The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of Stockholders such that less than a quorum is present.

In the absence of a quorum, Stockholders holding a majority of the Shares present in person or by proxy and entitled to vote, or if no Stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 120 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

Meetings of the Stockholders shall be presided over by the chairman of the Board, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting.  The secretary of the Company shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of business at all meetings of the Stockholders shall be determined by the chairman of the meeting.  The order of business so determined, however, may be changed by vote of the holders of a majority of the Shares present in person or represented by proxy at a meeting at which a quorum is present.

SECTION 7.

VOTING; PROXIES.

(a)

Except as provided in paragraph (b) of this Section 7 or the Amended Articles, each Stockholder of record on the record date, as determined pursuant to Section 8 of this Article II of these Bylaws, shall be entitled to one vote for every Share registered in his or her name.  All elections of Directors shall be by written ballot or electronic or telephonic proxies.  Each Stockholder entitled to vote at any meeting of Stockholders or to express consent to or dissent from corporate action in writing without a meeting (pursuant to Section 13 of this Article II) may authorize another person to act for him by proxy.  No proxy shall be valid after 11 months from its date of execution, unless the proxy provides for a longer period.

(b)

Notwithstanding any other provision in these Bylaws, Subtitle 7 of Title 3 of Maryland Law (or any successor statute) shall not apply to any acquisition by any Existing Holder (as defined in the Amended Articles).

SECTION 8.

FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.  In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be (i) more than ninety (90) nor less than ten (10) days before the date of such meeting nor (ii) more than ninety (90) days prior to any other action.  If no record date is fixed: (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the day on which the meeting is held; and (b) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 9.

VOTING OF SHARES OF CERTAIN HOLDERS.  Any Shares registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, manager or trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or an agreement of the partners of the partnership or by the manager of the limited liability company, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares.  Any trustee or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by the Company in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Company that any Shares registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder.  The resolution shall set forth: the class of Stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; and any other provisions with respect to the procedure which the Directors consider necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified Shares in place of the Stockholder who makes the certification.

SECTION 10.

INSPECTORS OF ELECTION.

(a)

In advance of any meeting of Stockholders, the Board may appoint inspectors of election to act at each meeting of Stockholders and any adjournment thereof.  If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any Stockholder or his or her proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If appointed at the meeting upon the request of one or more Stockholders or proxies, the vote of the holders of a majority of Shares present in person or by proxy shall determine whether one or three inspectors are appointed.  In any case, if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person acting as chairman.

(b)

The inspector(s) of election shall determine the number of outstanding Shares, the Shares represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector(s) shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all Stockholders.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  If no inspectors of election are appointed, the secretary of the Company shall pass upon all questions and shall have all other duties specified in this Section 10.

(c)

Upon request of the chairman of the meeting or any Stockholder or his or her proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith.  Any such report or certificate shall be filed with the record of the meeting.

SECTION 11.

REPORTS TO STOCKHOLDERS.

(a)

The Board, through the chairman of the Board, chief executive officer or president, shall submit to the Stockholders at or before the annual meeting of Stockholders a report of the business and operations of the Company during such fiscal year, containing a balance sheet and a statement of operations of the Company, accompanied by the certification of an independent certified public accountant, and such further information as the Board may determine is required pursuant to any law or regulation to which the Company is subject or is deemed desirable.  Within the earlier of twenty (20) days after the annual meeting of Stockholders or one hundred and twenty (120) days after the end of the fiscal year of the Company, the Board shall place the annual report on file at the principal executive offices of the Company and with any governmental agencies as may be required by law and as the Board may deem appropriate.

(b)

Not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year, the Board, through the chairman of the Board, chief executive officer or president, shall deliver or cause to be delivered an interim report to the Stockholders containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Board may determine is required pursuant to any law or regulation to which the Company is subject or is deemed desirable.

SECTION 12.

LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The secretary of the Company shall make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder.  Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

SECTION 13.

ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent in writing, setting forth such action, is signed by each Stockholder entitled to vote on the matter and any other Stockholder entitled to notice of a meeting of Stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the Stockholders.

SECTION 14.

NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)

Annual Meetings of Stockholders.

(1)

Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders: (A) pursuant to the Company’s notice of meeting; (B) by or at the direction of the Board; or (C) by any Stockholder of the Company who was a Stockholder of record at the time of giving of notice provided for in this Section 14(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14(a).

(2)

For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 14, the Stockholder must have given timely notice thereof in writing to the secretary of the Company.  To be timely, a Stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Company not less than forty-five (45) days before the anniversary of the date on which the Company first mailed its notice of meeting and accompanying proxy materials for the prior years’ annual meeting of Stockholders.   Such Stockholder’s notice shall set forth:  (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Stockholder, as they appear on the Company’s books, and that of such beneficial owner, and (y) the class and number of Shares that are owned beneficially and of record by such beneficial owner and such Stockholder.

(3)

Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 14 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)

Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected:  (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any Stockholder of the Company who is a Stockholder of record at the time of giving of notice provided for in this Section 14(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14(b).  In the event the Company calls for a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company’s notice of meeting, if the Stockholder’s notice required by paragraph (a)(2) of this Section 14 shall be delivered to the secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(c)

Access to Records.  Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for purposes specified below.  Inspection of the Company’s books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours at the principal executive offices of the Company.  In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of Shares held by each of them (the “Stockholder List”) shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the principal executive offices of the Company upon the request of the Stockholder.  A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten (10) days of the request.  The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  The Company may impose a reasonable charge for expenses incurred in reproducing such list.  The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders’ voting rights under these Bylaws or the Amended Articles and the exercise of Stockholders’ rights under federal proxy laws and regulations.  If the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law, these Bylaws or the Amended Articles, the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect.  It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company.  The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company.  The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

(d)

General.

(1)

Only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as Directors.  Any business of the Company may be conducted at a meeting of Stockholders without being specifically designated in the notice required in Section 4 of Article II.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or business is not in compliance with this Section 14, to declare that such defective nomination or proposal be disregarded.

(2)

For purposes of this Section 14, “public announcement” shall mean disclosure in a press release prepared by or on behalf of the Company and reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)

Notwithstanding the foregoing provisions of this Section 14, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14.  Nothing in this Section 14 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in any of the Company’s proxy statements pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III
DIRECTORS

SECTION 1.

GENERAL POWERS.  The business and affairs of the Company shall be managed by the officers of the Company under the direction of the Board.

SECTION 2.

NUMBER, TENURE AND QUALIFICATIONS.  The number of Directors of the Company shall never be less than three (3), nor more than nine (9), a majority of which shall at all times be Independent Directors.  For purposes of these Bylaws, a majority of the Directors shall be deemed to be half of the Directors plus one if there is an even number of Directors, and half of the Directors plus .5 if there is an odd number of Directors.  A majority of Independent Directors shall be deemed to be half of the Independent Directors plus one if there is an even number of Independent Directors, and half of the Independent Directors plus .5 if there is an odd number of Independent Directors.  Also, for purposes of these Bylaws, a Director shall be deemed to be an Independent Director only if he or she:  (i) is not affiliated directly or indirectly, with The Inland Group, Inc. (“TIGI”) or any of its affiliates whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of TIGI or any of its affiliates; (ii) does not serve as a director for more than two other REITs organized by TIGI or any of its affiliates; (iii) performs no other services for the Company, except as a Director; and (iv) owns not more than 10% of the issued and outstanding Shares of the Company, whether directly or indirectly, unless this restriction is waived by a majority of the other Independent Directors.  An indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with TIGI or the Company as the case may be.  For purposes of determining whether or not a business or professional relationship is material, the gross revenue derived by the prospective Independent Director from TIGI or its affiliates shall be deemed material per se if its exceeds five percent (5.0%) of the prospective Independent Director’s: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may increase or decrease the number of Directors.  The tenure of office of a Director shall not be affected by any decrease in the number of Directors.  Each Director will be elected for a one year term and will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified.

SECTION 3.

RESIGNATIONS AND REMOVAL.  Any Director may resign at any time by giving written notice to the Board or to the chief executive officer or president.  The Stockholders owning at least a majority of the outstanding Shares may remove any Director with or without cause in the manner provided in the Amended Articles.

SECTION 4.

MEETINGS.  Meetings of the Board may be called by or at the request of the chairman of the Board, chief executive officer, president, a majority of the Directors or a majority of the Independent Directors.  The person or persons authorized to call meetings of the Board may fix any place as the place for holding any meeting of the Board called by them.  Meetings of the Board may be held within or without the State of Maryland.

SECTION 5.

BUSINESS OF MEETINGS.  Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board that has been duly called and convened.

SECTION 6.

NOTICE OF MEETINGS.  Notice of any meeting shall be given to each Director at his or her principal place of business or residence address unless the requirement of notice is waived in writing, prior to or at the time of the meeting, by the Director entitled to notice of the meeting.  Notice of meetings shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or overnight courier.  Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least two days prior to the date of the meeting.  Notice by United States mail shall be given at least five days prior to the date of the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by overnight courier shall be given at least two days prior to the date of the meeting and shall be deemed to be given when presented to the overnight courier properly addressed for delivery to the Director.  Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he or she is a party.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the notice to the number provided to the Company by the Director and printing of a transmission confirmation from the facsimile machine.  Electronic mail notice shall be deemed given upon completion of the transmission of the notice to the electronic mail address provided to the Company by the Director and receipt of a electronic mail return receipt delivery confirmation.

SECTION 7.

ATTENDANCE BY TELEPHONE.  Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear and speak to one another at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 8.

QUORUM AND MANNER OF ACTING; ADJOURNMENT.   Subject to the following sentence, a majority of the Directors, including a majority of the Independent Directors, shall constitute a quorum for the transaction of business at any meeting of the Board and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, unless the concurrence of a greater proportion is required for such action by applicable law or the Amended Articles.  If less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Amended Articles or these Bylaws, the vote of a majority of Independent Directors is required for action, a quorum must also include a majority of such group.

SECTION 9.

ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the Directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the Board.

SECTION 10.

FILLING OF VACANCIES.  If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain).  If a vacancy in the Board shall occur (whether arising because of death, resignation or incapacity of a Director) the vacancy shall be filled by a majority of the remaining Directors, at any regular meeting or special meeting called for that purpose, even though less than a quorum of the Board may exist. Any individual so elected as Director shall serve for the remainder of the full term of directorship in which the vacancy occurred.  Any vacancy in the number of Directors created as a result of an increase in the number of Directors shall be filled by a majority of the Directors.  Any individual so elected as Director shall serve until the next annual meeting of Stockholders.  Any vacancy in the number of Directors resulting from the removal of a Director by the Stockholders shall be filled by a majority vote of the Stockholders.  Any individual so elected as Director shall serve for the remainder of the full term of directorship in which the vacancy occurred.  With respect to a vacancy created by the death, resignation, or incapacity of an Independent Director, the remaining Independent Directors shall elect a replacement. Any individual so elected as Independent Director shall serve for the remainder of the full term of directorship in which the vacancy occurred.

SECTION 11.

COMPENSATION OF DIRECTORS.  The Board shall have the authority to fix the compensation of Directors, unless otherwise provided in the Amended Articles or unless such authority has been delegated to an Executive Compensation Committee of the Board.

SECTION 12.

PRESIDING OFFICER.  The presiding officer at any meeting of the Board shall be the chairman of the Board, or in his or her absence, any other Director elected chairman of the meeting by vote of a majority of the Directors present at the meeting.

SECTION 13.

COMMITTEES.  The Board will designate an Audit Committee consisting of at least three (3) Independent Directors.  The Audit Committee shall govern itself in accordance with the terms of a charter which it shall adopt.

The Board may establish an Executive Committee consisting of one or more Directors, and such Executive Committee may also include one or more officers of the Company.  The Executive Committee, to the extent provided by the Board and otherwise permitted by law, shall have and exercise all of the authority of the Board in the management of the Company, including making decisions regarding property acquisitions, leasing, property dispositions, litigation management, personnel policies and any other aspects of the day-to-day business of the Company.  Such Executive Committee shall keep minutes of its proceedings and report the same to the Board when required.  The Board may discharge or change the composition of the Executive Committee at any time in its sole discretion.

The Board may establish an Executive Compensation Committee consisting of at least three (3) Independent Directors, to establish compensation policies and programs for the Directors and the Company’s executive officers.  The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, for the Directors and the Company’s executive officers.

The Board may establish such other committees as the Directors deem appropriate and appoint the members thereof.  Except as otherwise provided in a charter adopted by a duly established committee of the Board, service on such committees shall be at the pleasure of the Board, which may by a majority vote taken in accordance with these Bylaws, increase or decrease committee membership, remove a committee member and appoint members to fill vacancies in a committee.  Any committee of the Board shall make such reports as required by the Board available to the entire Board for review and any necessary action by the Board.

Nothing in this Section 13 shall be construed as precluding the Board or officers from appointing such other committees as they deem necessary and proper, to aid in the management and operation of the Company’s business.

SECTION 14.

RELIANCE.  Each Director, officer, employee and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees, accountants, appraisers or other experts or consultants selected by the Board or officers of the Company, regardless of whether such counsel or expert may also be a Director.

ARTICLE IV
OFFICERS

SECTION 1.

NUMBER.  The officers of the Company shall include a chairman of the board, president, a secretary and a treasurer and may include a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents (the number thereof to be determined by the Board), one or more assistant secretaries (the number thereof to be determined by the Board) and one or more assistant treasurers (the number thereof to be determined by the Board).  In addition, the Board may from time to time appoint such other officers with such powers and duties as the Board shall deem necessary, appropriate or advisable. Any two or more offices may be held by the same person.

SECTION 2.

ELECTION AND TERM OF OFFICE.  The officers of the Company shall be elected by the Board at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the Board.  Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her death or disability, or until he or she resigns or is removed from his or her duties in the manner hereinafter provided.

SECTION 3.

REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by a majority of the Directors then in office, at any meeting of the Board.  Any officer may resign at any time by giving written notice to the Board.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

SECTION 4.

VACANCIES.  A vacancy in any office because of death, resignation or removal or any other cause may be filled by the Board for the remainder of the term.

SECTION 5.

CHIEF EXECUTIVE OFFICER.  The Board may designate a chief executive officer.  In the absence of such designation, the president shall be the chief executive officer of the Company.  The chief executive officer shall have general responsibility for implementing the Company’s policies, as determined by the Board.

SECTION 6.

CHIEF OPERATING OFFICER.  The Board may designate a chief operating officer.  In the absence of such designation, the president shall be the chief operating officer of the Company.  The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

SECTION 7.

CHIEF FINANCIAL OFFICER.  The Board may designate a chief financial officer.  In the absence of such designation, the treasurer shall be the chief financial officer of the Company. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

SECTION 8.

CHAIRMAN OF THE BOARD.  The chairman of the Board shall preside at all meetings of the Board, and at all stockholders’ meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the Board may from time to time assign to him or as may be prescribed by these Bylaws.  The chairman may execute for the Company certificates for its Shares and he or she may accomplish such execution either under or without the seal of the Company, either individually or with the secretary, any assistant secretary or any officer thereunto authorized by the Board, according to the requirements of applicable law.  The chairman shall also communicate with Stockholders regarding the operations of the Company as provided in Section 11 of Article II of these Bylaws or as otherwise deemed necessary by the Board.

SECTION 9.

PRESIDENT.  In the absence of a chief executive officer, the president shall be in charge of the business of the Company subject to the direction and control of the Board; shall see that the resolutions and directions of the Board or its committees are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the Board; and in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.  The president may execute for the Company, certificates for its Shares, and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument.  The president may vote all securities which the Company is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the Company by the Board.  The president shall fix the compensation of all employees of the Company other than the Company’s executive officers (which shall be set as provided in Section 13 of Article III of these Bylaws).  Some or all of the duties of the president may be delegated to the chief operating officer, if one exists.

SECTION 10.

VICE PRESIDENT.  The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board.  In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president.  The vice president (or each of them if there are more than one) may execute for the Company, certificates for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law.  If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; vice president; and assistant vice president.

SECTION 11.

TREASURER.  The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the Company; (ii) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board.  If required by the Board, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board may determine.  In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company.

SECTION 12.

SECRETARY.  The secretary shall: (i) record the minutes of the Stockholders and of the Board of Directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the Company; (iv) keep a register of the post-office address of each Stockholder which shall be furnished to the secretary by such Stockholder; (v) sign with the chairman of the Board or the president or a vice president or any other officer thereunto authorized by the Board, certificates for the Shares, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws; (vi) have general charge of the stock transfer books of the Company; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board.

SECTION 13.

ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board.  When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the Board, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws.  The assistant treasurers shall if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

SECTION 14.

SALARIES.  The salaries and other compensation of the executive officers shall be fixed from time to time by the Board (or an appropriately designated committee of the Board) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director of the Company.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.

CONTRACTS.  Subject to Article III, Section 8, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.  The foregoing sentence shall in no way be deemed to limit the authority of the president or the Executive Committee in the same.

SECTION 2.

LOANS.  No loans in excess of ten million dollars shall be contracted on behalf of the Company and no evidences of indebtedness in excess of ten million dollars shall be issued in its name, unless authorized by a resolution of the Board (which may be general or confined to specific instances).  Loans for less than ten million dollars may be contracted for on behalf of the Company by a resolution of the Board or by the president or the Executive Committee.

SECTION 3.

CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board or by the president or the Executive Committee.

SECTION 4.

DEPOSITS.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board or the president or the Executive Committee may select.

ARTICLE VI
CERTIFICATES OF STOCK AND THEIR TRANSFER

SECTION 1.

CERTIFICATES OF STOCK.  Shares of the capital stock of the Company may be certificated or uncertificated, as provided under Maryland law.  Each Stockholder, upon written request to the transfer agent or registrar of the Company, shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board.  Each certificate shall bear the Company seal and shall be signed by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  The Company seal and the signatures by Company officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Company or its employee.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Company with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the time of its issue.  Every certificate for Shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain a legend with respect thereto as is required by law.  The Company shall be permitted to issue fractional Shares.

SECTION 2.

TRANSFERS.  Upon surrender to the Company or the transfer agent of the Company of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Company shall issue a new certificate or evidence of the issuance of uncertificated Shares to the Stockholder entitled thereto, cancel the old certificate and record the transaction upon the Company’s books.  Upon the surrender of any certificate for transfer of stock, the certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Company.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated Shares, the uncertificated Shares shall be cancelled and new equivalent uncertificated Shares or certificated Shares shall be issued to the Stockholder entitled thereto and the transaction shall be recorded upon the Company’s books.  If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

SECTION 3.

TRANSFER AGENTS AND REGISTRARS.  The Board may appoint one or more transfer agents or registrar of the Shares.

SECTION 4.

STOCKHOLDERS’ ADDRESSES.  Every Stockholder or transferee shall furnish the secretary of the Company or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such Stockholder or transferee, and in default thereof, such Stockholder or transferee shall not be entitled to service or mailing of any such notice.

SECTION 5.

LOST CERTIFICATES.  In the event a certificate for Shares is lost, stolen or destroyed, the Board, in its discretion, or any transfer agent duly authorized by the Board in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed.  The Company may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified Shares.

SECTION 6.

DISTRIBUTIONS TO STOCKHOLDERS.

(a)

To the extent permitted by Maryland Law, and subject to any restrictions contained in the Amended Articles, the Directors may declare and pay dividends upon the Shares in the manner and upon the terms and conditions provided by Maryland Law and the Amended Articles.

(b)

Before payment of any dividends, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board may from time to time, in its absolute discretion, a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.

REPURCHASE OF SHARES ON OPEN MARKET.  The Company may purchase its Shares on the open market and invest its assets in its own Shares, provided that in each case the Board shall have consented to such action.

ARTICLE VII
INDEMNIFICATION AND INSURANCE

SECTION 1.

INDEMNIFICATION.  The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland Law, indemnify and pay or reimburse reasonable expenses to any Director, officer, employee or agent of the Company (each an “Indemnified Party”) provided, that: (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

The Company shall not indemnify any Director, officer, employee or, agent of the Company for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the “Commission”) and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

The Company may advance amounts to the Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Amended Articles inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 2.

INDEMNIFICATION INSURANCE.  The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company, or arising out of such status.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.

ARTICLE VIII
SEAL

SECTION 1.

SEAL.  The Board may authorize the adoption of a seal by the Company.  The seal shall have inscribed thereon the name of the Company and the year of its organization.  The Board may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 2.

AFFIXING SEAL.  Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE IX
AMENDMENTS

Unless otherwise provided in the Amended Articles, these Bylaws may be altered, amended or repealed and new Bylaws, not inconsistent with the Amended Articles or the laws of the State of Maryland or other applicable law, may be adopted at any properly constituted meeting of the Board by a majority vote of the Directors present at the meeting, except that in the case of a matter which requires greater than a majority vote of the Directors, any amendment with respect to such matter must be approved by a vote of Directors equal to or greater than the number of votes required under these Bylaws to effectuate the matter in question; provided, further, that no Bylaw adopted by the Stockholders may be altered, amended or repealed by the Board if these Bylaws so restrict alteration, amendment or repeal of these Bylaws adopted by action of the Stockholders.

ARTICLE X
DISSOLUTION

The affirmative vote of a majority of the holders of all of the votes entitled to be cast on the matter must approve the dissolution of the Company and the discontinuance of the operations of the Company.

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